UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2009

PERKINELMER, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-05075	04-2052042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

781-663-6900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2009, the Board of Directors of PerkinElmer, Inc. (the “Company”) elected Frank Anders Wilson Chief Financial Officer and Chief Accounting Officer of the Company, effective as of Mr. Wilson’s assumption of his responsibilities and commencement of his employment in May 2009.

Mr. Wilson, 50, joins the Company as Senior Vice President and Chief Financial Officer after 12 years at Danaher Corporation, a leading industrial company, where he has served as corporate vice president, investor relations since 2003, vice president, group business development from 2001-2003, group vice president of finance, Danaher Motion Group, from 1999-2001, president, Gems Sensors from 1998-2000 and group vice president of finance, Industrial Controls Group from 1997-1999. Prior to joining Danaher, Mr. Wilson worked for AlliedSignal Inc. from 1994-1997 where he last served as vice president of finance and chief financial officer, Commercial Aviations Systems; PepsiCo Inc. from 1989-1994 in positions of increasing authority; E.F. Hutton and Company from 1986-1989; and KPMG Peat Marwick from 1981-1986.

The election was made pursuant to an employment agreement between the Company and Mr. Wilson dated April 28, 2009 (the “Agreement”). The Agreement has an initial term of one year, continues until terminated and is similar to employment agreements the Company has with other executive officers.

Under the Agreement, the Company will pay Mr. Wilson a starting annual base salary of $400,000 and he will be eligible to participate in the Company’s Performance Incentive Plan with a target level of 70% of his annual salary. Following the start of his employment, Mr. Wilson will also receive a one-time bonus payment of $200,000 as compensation for benefits that are expected to be forfeited at his current employer. Mr. Wilson will also participate in the Company’s annual Long Term Incentive Program for 2009 at a target rate of one times (100%) his base salary and at a target rate of two times (200%) his base salary for 2010 and thereafter. The first annual award to Mr. Wilson under this program will be made following the start of his employment. Under this program, Mr. Wilson will receive three elements of long-term compensation: performance-based restricted stock, cash performance units and stock options with time-based vesting. The exercise price of the options granted under the program will be the mean of the high and the low trading price on the date of grant. The options will vest in three equal annual installments on the first, second and third anniversaries of the grant date and will be exercisable for seven (7) years from the date of grant.

As part of Mr. Wilson’s relocation, the Agreement provides that to the extent Mr. Wilson is unable to sell his current residence, the Company will purchase such residence at an independently determined market price

The Agreement also provides for participation in standard benefit programs the Company offers to its executive officers, such as medical benefit arrangements, a financial counseling allowance, an automobile allowance and participation in the Company’s officer matching gift program.

The Agreement includes severance and change of control provisions. In the event Mr. Wilson’s employment is terminated by the Company without “cause” or he voluntarily terminates his employment for “good reason”, as those terms are defined in the Agreement, Mr. Wilson would be entitled to receive his “full salary” and benefits (excluding qualified retirement plans, incentive arrangements and grants of equity awards) for a period of one year. In this situation, “full salary” is defined in the Agreement as Mr. Wilson’s annual base salary, plus the amount of any bonus or incentive payments (excluding payments under the Company’s long-term incentive program) earned or received by Mr. Wilson with respect to the last full fiscal year of the Company for which all bonus or incentive payments (excluding payments under the Company’s long-term incentive program) to be made have been made.

Under the Agreement, in the event of a “change of control” of the Company, as such term is defined in the Agreement, 100% of Mr. Wilson’s equity grants would vest, the period in which he could exercise his already vested options will be extended and any outstanding performance units would be paid at the target level. Additionally, if Mr. Wilson’s employment is terminated not for cause or he voluntarily terminates his employment for good reason within 36 months following the occurrence of a change in control, Mr. Wilson would receive a cash payment in an amount equal to the sum of (x) his unpaid base salary through the date of termination, (y) a pro rata portion of his prior year’s bonus and (z) his “full salary” multiplied by two, with such payment subject to a tax gross up by the Company, as applicable. In addition, for a period of 24 months following such termination, he would be eligible to participate in the same employee benefit plans and arrangements of the Company and on the same conditions as he had prior to the termination of employment. In the case of a change of control, “full salary” is defined in the Agreement as Mr. Wilson’s then current annual base salary, plus the amount of any bonus or incentive payments (excluding the cash portion of the Company’s long-term incentive program) received by Mr. Wilson with respect to the last full fiscal year of the Company prior to the change in control for which all bonus or incentive payments (excluding the cash portion of the Company’s long-term incentive program) to be made have been made.

On April 28, 2009, in connection with the election of Mr. Wilson as Chief Financial Officer, Michael L. Battles, the Company’s Vice President, Controller, Chief Accounting Officer and interim Chief Financial Officer resigned from the positions of Chief Accounting Officer and interim Chief Financial Officer, effective as of Mr. Wilson’s assumption of his responsibilities and commencement of his employment in May 2009. Mr. Battles will no longer act as principal financial or accounting officer but will remain an employee of the Company serving as a Vice President, Chief Financial Officer Human Health.

The above summary of Mr. Wilson’s employment agreement is qualified in its entirety by the actual agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and which is incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: April 30, 2009	By:	/s/ Joel S. Goldberg
	Name:	Joel S. Goldberg
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

10.1	Employment Agreement by and between Frank Anders Wilson and PerkinElmer, Inc. dated as of April 28, 2009.

99.1	Press Release entitled “PerkinElmer Announces New Chief Financial Officer” dated April 29, 2009.